EXHIBIT 99.1

PRESS RELEASE

Company Contact:	Investor Relations Contact:
Senesco Technologies, Inc.	FD
Joel Brooks	Brian Ritchie
Chief Financial Officer	brian.ritchie@fd.com
jbrooks@senesco.com	212-850-5600
(732) 296-8400

Senesco Technologies Reports First Quarter Fiscal 2010 Financial Results

NEW BRUNSWICK, N.J. (November 17, 2009) - Senesco Technologies, Inc. ("Senesco" or the "Company") (NYSE Amex: SNT) today reported financial results for the three months ended September 30, 2009.

Net loss for the three month period ended September 30, 2009 was $189,296, or $0.01 per share, compared with a net loss of $1,181,406, or $0.06 per share, for the three month period ended September 30, 2008.  This decrease in net loss was primarily the result of an increase in non-cash income related to the change in fair value of a warrant liability, which was partially offset by an increase in operating expenses and non-cash expenses associated with the outstanding convertible notes and a decrease in revenue and interest income.

Quarterly and Recent Highlights

-
Senesco presented pre-clinical stability and biological activity data on multiple myeloma drug candidate SNS-01 at the 2009 American Association for Cancer Research (AACR)-National Cancer Institute (NCI)-European Organization for Research and Treatment of Cancer (EORTC) Molecular Targets and Cancer Therapeutics Conference

-
Certain Senesco insiders entered into definitive stock purchase agreements to purchase all of the convertible debentures, warrants and common stock which are held by Stanford Venture Capital Holdings, Inc. and/or Stanford International Bank, Ltd.

-
Senesco entered into separate funding agreements, totalling $1.7 million, with Partlet Holdings Ltd., certain members of Senesco’s Board of Directors and certain accredited investors, including Cato Holding Company, which is the venture capital affiliate of Cato Research Ltd., a global contract research and development organization currently assisting Senesco with its SNS-01 development program; with the emphasis on initiating a Phase I clinical trial for multiple myeloma

-	Richard Dondero, Vice President of Research & Development at Senesco, delivered the Company’s corporate presentation at the 11th Annual Rodman & Renshaw Healthcare Conference

“SNS-01 continues to demonstrate potential as a possible treatment for multiple myeloma, most recently being the subject of a poster presentation at one of the most important oncology conferences of the year, the annual AACR-NCI-EORTC Conference,” said Jack Van Hulst, President and Chief Executive Officer of Senesco.

The Company did not record any revenue for the three month period ended September 30, 2009.  Total revenues of $200,000 for the three month period ended September 30, 2008 consisted of a milestone payment in connection with an agricultural license agreement.

Research and development expenses during the three month period ended September 30, 2009 were $575,291, compared with $504,386 during the three month period ended September 30, 2008, an increase of 14.1%.  This increase was primarily a result of an $89,000 loss on the extinguishment of debt in connection with the issuance of common stock and warrants to Cato Holding Company in exchange for debt that was owed by Senesco to Cato Research Ltd. in the amount of $175,000, which was slightly offset by decrease in the cost of the research performed at the University of Waterloo as a result of the stronger U.S. dollar against the Canadian dollar.

General and administrative expenses were $494,955 for the three month period ended September 30, 2009, compared with $529,865 during the three month period ended September 30, 2008, a decrease of 6.6%.  This decrease was due primarily to a $34,000 decrease in stock based compensation, and a $20,000 decrease in professional fees, which were a result of a decrease in legal and accounting fees related to the review of our securities filings.  These decreases were slightly offset by a $15,000 increase in director fees associated with an increase in the size of the board of directors from eight to ten.

At September 30, 2009, Senesco had cash, cash equivalents and investments of $1,075,295, and working capital of $1,596,515, which the Company estimates will cover its expenses for approximately the next three months from September 30, 2009.

About Senesco Technologies, Inc.

Senesco Technologies, Inc. is a U.S. biotechnology company, headquartered in New Brunswick, NJ.  Senesco has initiated preclinical research to trigger or delay cell death in mammals (apoptosis) to determine if the technology is applicable in human medicine.  Accelerating apoptosis may have applications to development of cancer treatments.  Delaying apoptosis may have applications to certain diseases inflammatory and ischemic diseases.  Senesco takes its name from the scientific term for the aging of plant cells: senescence.  Delaying cell breakdown in plants extends freshness after harvesting, while increasing crop yields, plant size and resistance to environmental stress.  The Company believes that its technology can be used to develop superior strains of crops without any modification other than delaying natural plant senescence.  Senesco has partnered with leading-edge companies engaged in agricultural biotechnology and earns research and development fees for applying its gene-regulating platform technology to enhance its partners’ products.

Certain statements included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors, including, but not limited to: the ability of the Company to successfully transition to new management; the ability of the Company to consummate additional financings;  the development of the Company’s gene technology; the approval of the Company’s patent applications; the successful implementation of the Company’s research and development programs and joint ventures; the success of the Company's license agreements; the acceptance by the market of the Company’s products; success of the Company’s preliminary studies and preclinical research; competition and the timing of projects and trends in future operating performance, the Company’s ability to meet its funding milestones under its financing transaction, the Company’s ability to comply with the continued listing standards of the AMEX, as well as other factors expressed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the "SEC").  As a result, this press release should be read in conjunction with the Company’s periodic filings with the SEC.  The forward-looking statements contained herein are made only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

(tables to follow)

SENESCO TECHNOLOGIES, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	June 30,
	2009	2009
	(unaudited)

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$275,295	$380,569
Short-term investments	800,000	1,050,000
Subscriptions receivable	392,000	-
Prepaid expenses and other current assets	1,116,516	1,161,348
Total Current Assets	2,583,811	2,591,917

Property and equipment, net	6,594	5,986
Intangibles, net	4,046,985	3,884,999
Deferred financing costs	488,046	632,324
Security deposit	7,187	7,187
TOTAL ASSETS	$7,132,623	$7,122,413

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$426,088	$976,680
Accrued expenses	561,208	355,937
Total Current Liabilities	987,296	1,332,617

Convertible note, net of discount	18,179	6,217
Warrant liability	1,311,975	-
Grant payable	99,728	99,728
Other liability	14,028	16,017
TOTAL LIABILITIES	2,431,206	1,454,579

STOCKHOLDERS’ EQUITY:

Preferred stock, $0.01 par value; authorized 5,000,000 shares, no shares issued	—	—
Common stock, $0.01 par value; authorized 120,000,000 shares, issued and outstanding 24,777,638 and 19,812,043, respectively	247,776	198,120
Capital in excess of par, net of $88,000 subscription receivable	35,861,069	36,687,846
Deficit accumulated during the development stage	(31,407,428)	(31,218,132)
TOTAL STOCKHOLDERS’ EQUITY	4,701,417	5,667,834

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,132,623	$7,122,413

See Notes to Condensed Consolidated Financial Statements.

SENESCO TECHNOLOGIES, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	For the Three Months Ended September 30,	For the Three Months Ended September 30,	From Inception on July 1, 1998 through September 30,
	2009	2008	2009

Revenue	$—	$200,000	$1,450,000

Operating Expenses:
General and administrative	494,955	529,865	24,426,148
Research and development	575,291	504,386	12,886,850
Total Operating Expenses	1,070,246	1,034,251	37,312,998

Loss From Operations	(1,070,246)	(834,251)	(35,862,998)

Sale of state income tax loss, net	—	—	586,442
Fair value – warrant liability	1,888,133	—	6,619,900
Other noncash income	—	—	321,259
Interest income, net	347	23,057	523,660
Amortization of debt discount and financing costs	(807,914)	(106,055)	(1,954,677)
Interest expense on convertible notes	(199,616)	(264,157)	(1,641,014)

Net Loss	$(189,296)	$(1,181,406)	$(31,407,428)

Basic and Diluted Net Loss Per Common Share	$(0.01)	$(0.06)

Basic and Diluted Weighted Average Number of Common Shares Outstanding	22,046,718	18,379,379